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                                                                   EXHIBIT 99.02

                 GENQUEST, INC. SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of GenQuest, Inc., a Delaware corporation ("GenQuest"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, dated ___________, 1998, and hereby appoints _________________ and _________________, and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of GenQuest that the undersigned is entitled to vote at the Special Meeting of Stockholders of GenQuest to be held at _____ local time, on ___________, 1998, at _____________, New York, New
York, and at any postponement or adjournment thereof (the "Special Meeting"), as follows:

     1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of June 22, 1998 (the "Merger Agreement") by and among Corixa Corporation, a Delaware corporation ("Corixa"), Chinook Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Corixa ("Chinook"), and GenQuest, and to approve the merger (the "Merger") of GenQuest with and into Chinook under the terms set forth in the Merger Agreement:

          FOR ( )     AGAINST ( )     ABSTAIN ( )

     2. To transact such other business as may properly be presented at the Special Meeting:

          GRANT AUTHORITY ( )      WITHHOLD AUTHORITY ( )

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND TO APPROVE THE MERGER AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Dated:
      ----------------------------          ------------------------------------
                                            Signature of Stockholder

                                            ------------------------------------
                                            PLEASE PRINT NAME

Dated:
      ----------------------------          ------------------------------------
                                            Signature of Stockholder

                                            ------------------------------------
                                            PLEASE PRINT NAME

     Please sign exactly as name appears on the stock certificate. When stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     STOCKHOLDERS SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.